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                                                                    Exhibit 21


Exhibit 21 -- Subsidiaries of Quality Products, Inc.

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Subsidiary Name                                  State of Incorporation                Business Name
---------------                                  ----------------------            --------------------
QPI Multipress, Inc.                                     Ohio                      QPI Multipress, Inc.

American Liberty Mining Corp. (non-operating)           Nevada                     American Liberty Mining Corp.
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